UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2009

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2009, the Board of Directors (the “Board”) of Basic Earth Science Systems, Inc. (the “Company”) declared a dividend (the “Dividend”) of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $.001 per share.  The dividend is payable on February 17, 2009 to holders of record on that date.  On February 4, 2009, the Company entered into a Rights Agreement, dated February 4, 2009, with Corporate Stock Transfer, Inc. as the Rights Agent (the “Rights Agreement”), specifying the terms of the Rights.

The Board has authorized the adoption of a Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group that acquires beneficial ownership of 15% or more of the Company’s outstanding common stock without the prior approval of the Board.  The Rights Agreement will provide an exemption for (i) any person who is, as of February 17, 2009, the beneficial owner of 15% or more of the Company’s outstanding common stock, so long as such person does not, subject to certain exceptions, acquire additional common stock of the Company after February 17, 2009, and (ii) Ray J. Singleton Jr., the Company’s President and Chief Executive Officer, and his family and certain affiliates (collectively, the “Grandfathered Persons”), so long as such Grandfathered Persons, individually or in the aggregate, do not, subject to certain exceptions, acquire additional common stock of the Company such that their aggregate ownership exceeds 36% of the then outstanding common stock of the Company.  Mr. Singleton currently owns approximately 26% of the Company’s outstanding common stock.  The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any entity holding common stock for or pursuant to the terms of any such plan will also be excepted.  The Rights Agreement will not interfere with any merger or other business combination approved by the Board.

The following is a summary of the terms of the Rights Agreement.  This description is qualified in its entirety by reference to the full text of the Rights Agreement, available free of charge from the Company upon request of the same and attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

THE RIGHTS.  The Rights will initially trade with, and will be inseparable from, the Company’s common stock.  The Rights will be evidenced only by certificates that represent shares of common stock and not by separate certificates.  New Rights will accompany any new shares of common stock the Company issues after February 17, 2009, until the earlier of the Distribution Date described below or the redemption or the expiration of the Rights.

EXERCISE PRICE. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $5.00, once the Rights become exercisable. Each one-thousandth of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY.  The Rights will not be exercisable until:

•
10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock, or, if earlier,

•
10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

•
FLIP IN.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $5.00, purchase shares of the Company’s common stock with a market value of $10.00, based on the market price of the common stock prior to such acquisition.

•
FLIP OVER.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $5.00, purchase shares of the acquiring corporation with a market value of $10.00, based on the market price of the acquiring corporation’s stock prior to such merger.

PREFERRED SHARE PROVISIONS.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable.

•
will entitle holders to quarterly dividend payments of $.001 per each one one-thousandth of a Preferred Share or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•
will entitle holders upon liquidation either to receive $.001 per each one one-thousandth of a Preferred Share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•
if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per fractional share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

EXPIRATION.  The Rights will expire on February 4, 2019.

REDEMPTION.  The Board shall have the right to redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $.001 per Right.  The redemption price will be adjusted if the Company effects a stock split or stock dividend on the common stock.

EXCHANGE.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 60% or more of the Company’s outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS.  The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS.  The Board shall have the right to amend the terms of the Rights Agreement without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.

ITEM 3.03 - MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See the disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

ITEM 5.03 - AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

                In connection with the adoption of the Rights Agreement on February 4, 2009, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to create the Preferred Shares.  See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Preferred Shares.  A copy of the Certificate of Designations is attached as Exhibit 3(i) to this Current Report on Form 8-K and incorporated herein by reference.

Also on February 4, 2009, the Company amended its bylaws to add a provision requiring a stockholder who seeks to present business or to nominate directors for election at a stockholders’ meeting to provide notice to the Company in advance of the meeting and to include in such notice certain disclosures about the stockholder and the business to be proposed.  A copy of the First Amendment to Bylaws is attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01 - OTHER EVENTS.

On February 4, 2009, the Company issued a press release announcing the Company’s declaration of a dividend distribution of the Rights.  A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 - EXHIBITS

(d)	Exhibits.	The following exhibits are filed as part of this report
	3(i)	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 4, 2009
	3(ii)	First Amendment to Bylaws, dated February 4, 2009
	4.1	Rights Agreement, dated February 4, 2009, between Basic Earth Science Systems, Inc. and Corporate Stock Transfer, Inc.
	99.1	Press Release, dated February 4, 2009, announcing the adoption of the Stockholder Rights Plan

*     *     *
If the Fieldpoint Petroleum Corporation exchange offer is commenced, the Company will prepare a recommendation statement with respect to the offer pursuant to Rule 14e-2 of the Securities Exchange Act of 1934, as amended.  The Company’s stockholders are advised to read such recommendation statement when it becomes available, because it will contain important information.  Copies of the recommendation statement and other documents filed by the Company will be available free of charge on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: February 5, 2009	By: /s/ Ray J. Singleton Jr.
Ray J. Singleton Jr.
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
3(i)	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on February 4, 2009
3(ii)	First Amendment to Bylaws, dated February 4, 2009
4.1	Rights Agreement, dated February 4, 2009, between Basic Earth Science Systems, Inc. and Corporate Stock Transfer, Inc.
99.1	Press Release, dated February 4, 2009, announcing the adoption of the Stockholder Rights Plan